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                                                                   EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Infinity Broadcasting Corporation on Form S-3 (File No. 33-61081) and Form S-8 (File Nos. 33-45977, 33-55477, 33-55577, 33-56938) of our report dated April 3,
1996, on our audits of the combined financial statements of the operating subsidiaries of Granum Holdings, L.P. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in this Form 8-K/A of Infinity Broadcasting Corporation.



DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
New York, New York
September 5, 1996